UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: April 29, 2002

EASTON, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32059	59-3516317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 8th Avenue, Suite 401 New York, NY	10018
(Address of Principal Executive Office)	(Zip Code)

(212) 201-1616

(Registrant's telephone number)

5150 Tamiami Trail North, #202, Naples, FL 34103

(Former address)

Item 1. Changes in Control of Registrant.

(a)

Change in Voting Control.

On April 29, 2002, there was a change in control of Easton, Inc., a Delaware corporation (the "Company," "we," or "us"). The transaction which caused the change of control was the closing under a Stock Purchase Agreement dated February 15, 2002 (the "Stock Purchase Agreement"), between Bancorp Intertrade Group, Inc, a Nevada corporation, or its nominees, as purchasers, Mid-Continental Securities Corp, or its affiliates, as Seller and Easton, Inc. Under the terms of the Stock Purchase Agreement, persons designated by Bancorp Intertrade Group, Inc., purchased a total of 3,201,132 shares, representing approximately 80% of the Company's issued and outstanding common stock, for a total purchase price of $50,000.00, or approximately $0.01562 per share. A copy of the Stock Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K, and is incorporated in its entirety herein. The foregoing description is modified by such references.

At the time of execution of the Stock Purchase Agreement, the Company had a total of 10,000,000 shares of common stock issued and outstanding. However, as a condition precedent to closing under the Stock Purchase Agreement, the Company was required to reduce the total number of issued and outstanding common shares from 10,000,000 to 4,001,416. This was accomplished in two steps. The first step was issuance of 10,007,080 newly issued shares to certain subscribers, thereby increasing the total number of issued and outstanding shares from 10,000,000 to 20,007,080 shares. The second step was completion of a 1:5 reverse stock split, which resulted in a decrease in the number of issued and outstanding shares from 20,007,080 to 4,001,416.

The sellers under the Stock Purchase Agreement included all of the principal shareholders of the Company. The following table sets forth the names of the selling shareholders, the number of shares owned prior to closing under the Stock Purchase Agreement, the number of shares sold, and the number of shares owned following closing under the Stock Purchase Agreement.

Name and Address	Number of Shares Beneficially Owned Before Closing Under Stock Purchase Agreement	Number of Shares Sold Pursuant to Stock Purchase Agreement	Number of Shares Beneficially Owned After Closing Under Stock Purchase Agreement
James Charles (1) 5150 TamiamiTrail North, Ste. 202 Naples, FL 34103	0	0	0
Glenn Little 211 West Wall Midland, Texas 79701	260,000	160,000	100,000
Mid-Continental Securities Corp. 5150 Tamiami Trail North, Ste. 202 Naples, FL 34103	892,920	892,920	0
Pacific Growth Investments, Ltd. c/o Pan Agr. International Corp. 515 Madison Avenue, 21st Fl. New York, NY 10022	260,774	160,774	100,000
Frank Pioppi 381 Revere Street Winthrop, MA	400,000	324,266	75,734
Joseph Pioppi (1) 5150 TamiamiTrail North, Ste. 202 Naples, FL 34103	400,000	300,000	100,000
Dominick Pope (1) 5150 Tamiami Trail North, Ste. 202 Naples, FL 34103	402,400	302,400	100,000
Elie Saltoun c/o Pan Agr. International Corp. 515 Madison Avenue, 21st Fl. New York, NY 10022	260,772	160,772	100,000
Michelle Suppes 5150 Tamiami Trail North, Ste. 202 Naples, FL 34103	1,093,200	900,000	193,200
All officers and directors as a group	802,400	602,400	200,000

(1) The person listed was previously an officer, a director, or both, of the Company.

The purchasers under the Stock Purchase Agreement consisted of a group of approximately 25 persons designated by Bancorp Intertrade Group, Inc. The following table sets forth, as of the date of completion of closing under the Stock Purchase Agreement, the number of shares of common stock of the Company expected to be owned of record and beneficially by all newly appointed directors and executive officers of the Company, by persons who hold 5% or more of the outstanding common stock of the Company, and by all new officers and directors as a group.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Tommy K. Hill 545 8th Ave., Suite 401 New York, NY 10018	150,000	3.75%
Bernard Schnitzler 545 8th Ave., Suite 401 New York, NY 10018	450,000	11.25%
Stewart Sytner 545 8th Ave., Suite 401 New York, NY 10018	441,132	11.02%
Milton Miller 545 8th Ave., Suite 401 New York, NY 10018	200,000	5.0%
David Michael Holbrook 545 8th Ave., Suite 401 New York, NY 10018	150,000	3.75%
All officers and directors as a group (5 in number)	1,391,132	34.77%

Change in Officers and Directors

In addition to the change in voting control of the Company, there was also a change in the identity of the Company's officers and directors as a result of closing under the Stock Purchase Agreement. The previous officers and directors of the Company resigned and the following persons were appointed as their successors:

Name	Age	Position
Tommy K. Hill	52	President and Director
Bernard Schnitzler	47	Secretary, Treasurer and Director
Stewart Sytner	53	Chief Operating Officer and Chairman of the Board
Milton Miller	69	Director
David Michael Holbrook	54	Director

Biographical Information

Tommy K. Hill

Tommy K. Hill has been a Director of Global Acess (BWI) LTD., a telecommunications company in the West Indies since 1993. Prior thereto he was Director, Castle Harbour International Corp., a mortgage lending company in New York, NY for the period 1986 - 1993. Prior thereto he was Director, International Data Bank, Newport News, Virginia; owner/CEO Computer Systems Company, Newport News, Virginia.; and a registered representative with National Financial Planning/Operations Company, Newport News, Virginia. Mr. Hill holds a B.S. degree in political science from Virginia Polytechnic Institute and State University.

Bernard Schnitzler

Bernard Schnitzler has been a Director of Bancorp Intertrade Group since 2001 and Secretary/Treasurer of its overseas operations since 1999. Mr. Schnitzler is an entrepreneur in the international merchandise closeout business. His clients are major retail outlets in the United States and abroad. He began in this business as a sole proprietor in 1976. He is a graduate of the Lakewood Yeshiva in 1975 where he studied advance Talmudic law.

Stewart Sytner

Stewart Sytner has been a Director of Intertrade Bank, a bank which is organized and chartered in Yugoslavia, since 2000. Mr. Sytner is a consultant in financial services to public companies in the United States and abroad. From 1987 to 1997 he served as a consultant to several Wall Street related firms as part of his affiliation with Ingram Michaels. He earned his M.S. from C.W. Post Center of Long Island University in 1973.

Milton Miller

Milton Miller was Director of Jamonda Enterprises from 1989 to 1999 and a Director of HSTV, a publicly traded company, from 1993 to 1997. Mr. Miller founded Lane Leather Products Corporation in 1958 and served as its President until he retired in 1990. He received his B.A. degree from City College of New York in 1954.

David Michael Holbrook

David Michael Holbrook has been Managing Director and then a consultant for Brookwood Consulting in Oklahoma City, Oklahoma, since 1995, where he has been involved in various activities including assisting telecommunications companies in going public by merging with trading public shell companies. From 1978 to 1994 he worked on various projects in the oil and gas industry with special assignments in Africa, Russia and the CIS countries. From 1969 to 1978 he was an operations and sales manager for Borg Warner. Mr. Holbrook earned a B.S. degree in Business Administration from Central State University, Edmund, Oklahoma, in 1969.

ITEM 2. Acquisition or Disposition of Assets.

(a) The closing under the Stock Purchase Agreement described above was a condition precedent to closing under the terms of an Agreement for Share Exchange (the "Exchange Agreement") entered into between the Company and Bancorp on or about February 15, 2002 . The closing under the Exchange Agreement was also completed on April 29, 2002. Under the terms of the Exchange Agreement the Company acquired an aggregate of 10,000 shares of the common stock of Bancorp (representing 100% of its issued and outstanding common stock) solely in exchange for the issuance of 10,000 shares of common stock of the Company. Upon completion of the share exchange transaction, Bancorp became a wholly-owned subsidiary of the Company. A copy of the Exchange Agreement is filed as an exhibit to this Current Report on Form 8-K, and is incorporated in its entirety herein.

(b) Bancorp is a development stage company which is in the business of facilitating credit and asset enhancements for select clients. Among other things, Bancorp has entered into a management and administrative agreement to organize, process, manage and administer all files, documents, and correspondence for a European financial institution. Bancorp expects to derive revenue from the payment of fees and through stock ownership in the financial entities it services. Bancorp is not a financial or investment advisor. It does not manage investments, handle securities transactions or engage in financial transactions on behalf of customers. The Company expects to continue, and expand, the existing business operations of Bancorp as its wholly owned subsidiary.

Forward Looking Statements

All statements contained herein which are not statements of historical fact are what is known as "forward looking statements", which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans", "intends", "will", "hopes", "seeks", "anticipates", "expects", "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of the plans and objectives of Bancorp's management with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause Bancorp to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits.

ITEM 3. Bankruptcy or Receivership.

Not applicable.

ITEM 4. Changes in Registrant's Certifying Accountant.

Not applicable.

ITEM 5. Other Events.

Not applicable

ITEM 6. Resignations of Registrant's Directors.

Not applicable.

ITEM 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of Bancorp Intertrade Group, Inc., and the pro forma consolidated financial statements of the Company and Bancorp which are required to filed with this report are not currently available. The required financial statements will be filed by amendment within 60 days of the due date of this initial report on Form 8-K.

(c) Exhibits

The following exhibits are filed as part of this Current Report on Form 8K:

2.1 Stock Purchase Agreement dated February 15, 2002, between Bancorp Intertrade Group, Inc., or its nominees as Purchasers, Mid-Continental Securities Corp, or its affiliates, as Seller, and the Company.

2.2 Agreement for Share Exchange dated February 15, 2002, between the Company and Bancorp Intertrade Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTON, INC.,

By: /S/TOMMY K. HILL

Tommy K. Hill, President and Director

By: /S/STEWART SYTNER

Stewart Sytner, Chief Operating Officer and Director

By: /S/BERNARD SCHNITZLER

Bernard Schnitzler, Secretary, Treasurer and Director

By: /S/MILTON MILLER

Milton Miller, Director

By: /S/DAVID MICHAEL HOLBROOK

David Michael Holbrook, Director

Date: May 16, 2002

Exhibit 2.1

STOCK PURCHASE AGREEMENT

Agreement made and entered into as of February 15, 2002, among Bancorp Intertrade Group, a Nevada corporation, or its nominees listed on Exhibit A attached hereto and incorporated herein by this reference who execute this Agreement as Buyers, having an address for purposes of this agreement at c/o Bernard Schnitzler, 125 Division Avenue, Apartment 4B, Brooklyn, NY 11211 (hereinafter collectively referred to as "Buyer"), Mid-Continental Securities Corp, or its affiliates, having an address for purposes of this Agreement at 5150 North Tamiami Trail, #202, Naples, Florida 34103 (hereinafter referred to as "Seller"), and Easton, Inc., a Delaware corporation, having an address at 5150 North Tamiami Trail, #202, Naples, Florida 34103 (hereinafter referred to as the "Company").

This Agreement sets forth the terms and conditions upon which Seller is selling to the Buyer and the Buyer is purchasing from the Seller 3,201,132 shares of the issued and outstanding common stock of the Company, representing approximately 80% of the issued and outstanding common stock of the Company (hereinafter referred to as the "Shares"). Exhibit B attached hereto, and incorporated herein by this reference, lists the number of Shares being sold by each of the individuals comprising the Seller.

In Consideration of the mutual agreements contained herein, the parties hereby agree as follows:

I. SALE OF THE SHARES

1.01 Shares being Sold. Subject to the terms and conditions of this Agreement, the Seller is selling and transferring the Shares to the Buyer at the closing provided for in Section 1.03 hereof (the "Closing"), free and clear of all liens, charges, or encumbrances of whatsoever nature.

1.02 Consideration. An aggregate total of $50,000 shall be due and payable under the terms of this Agreement for purchase of the Shares. The purchase price shall be payable $25,000 as an earnest money deposit payable at the time of execution of this Agreement (receipt of which is hereby acknowledged) and $25,000 in cash, wire transfer, or other form of immediately available funds, at Closing.

1.03 Closing. The Closing of the transactions provided for in Section 1.04 and 1.05 shall take place at 4750 Table Mesa Drive, Boulder, Colorado 80303 at 10:00 A.M. on March __, 2002, or at such other date and time as the parties may mutually agree in writing.

1.04 Delivery by the Agent. At the Closing, the Seller shall deliver to the Buyer (i) certificates representing the Shares, endorsed in blank and otherwise in form acceptable for transfer on the books of the Company, with all necessary transfer tax stamps attached, and (ii) all contracts, books and records of the Company not previously delivered.

1.05 Delivery by the Buyer. At the Closing the Buyer shall deliver to the Seller the payment provided for in Section 1.02 hereof.

II. RELATED TRANSACTIONS.

2.01 Finder. Seller and Buyer acknowledge that there were no finders with respect to the transaction contemplated herein.

2.02 Resignations. At the Closing, all of the current directors and officers of the Company shall deliver their resignations after having elected the designees of the Buyer.

2.03 Execution of Stock Exchange Agreement. Buyer is purchasing the Shares in anticipation of the completion of a share exchange transaction between the Company and Bancorp Intertrade Group, a Nevada corporation. Accordingly, it shall be a condition precedent to Closing hereunder that the Company shall have executed an Agreement for Share Exchange Agreement substantially in the form attached hereto as Exhibit D and incorporated herein by this reference.

III. REPRESENTATIONS AND WARRANTIES OF COMPANY & SELLER.

The Company and each of the individuals executing this Agreement as a Seller hereby represents and warrants as follows:

3.01 Organization, Capitalization, etc.

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and is qualified in no other state.

(b) As of the date of execution of this Agreement, the authorized capital stock of the Company consists of 10,000,000 shares of common stock of which 10,000,000 shares are validly issued and outstanding. However, prior to Closing hereunder the capital structure of the Company shall be changed as follows: (i) The authorized capital stock of the Company shall be changed in order to increase the authorized common stock to a total of 100,000,000 shares and to authorize the issuance of a total of 5,000,000 shares of preferred stock; (ii) immediately following the increase in the authorized common stock, the Company shall issue a total of 10,007,080 additional shares of common stock, thereby increasing its issued and outstanding common stock to a total of 20,007,080 shares; and (iii) immediately following the issuance of 10,007,080 additional shares of common stock, the Company shall complete a 1:5 reverse split of its issued and outstanding common stock, thereby decreasing its issued and outstanding common stock to a total of 4,001,416 shares. The Shares owned by each Seller as of the Closing shall be owned free and clear of any liens, claims, options, charges, or encumbrances of whatsoever nature. Each of the individuals comprising the Seller has the unqualified right to sell, assign, and deliver the portion of the Shares specified on Exhibit B and, upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature. There are no outstanding options or other agreements of any nature whatsoever relating to the issuance by the Company of any shares of its capital stock.

3.02 Authority; No Violation. The execution and delivery of this Agreement by the Company and by the Seller, and the consummation by them of the transactions contemplated hereby have been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or bylaws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or any of the individuals comprising the Seller is a party or by which the Company or the Seller is bound.

3.03 Financial Statements. The Company has delivered to the Buyer audited financial statements of the Company for the period ending December 31, 2001, which will be incorporated in the Company's report on Form 10KSB for the fiscal year ended December 31, 2001. Such financial statements are true and correct, and a fair and accurate presentation of the financial condition and assets and liabilities (whether accrued, absolute, contingent, or otherwise) of the Company as of the date thereof. The audited financial statements were prepared in accordance with generally accepted principals of accounting applied on a consistent basis, and the unaudited condensed financial statements contain all adjustments (consisting of normal recurring items) which are, in the opinion of Company, necessary for a fair representation of the interim period presented.

3.04 Tax Returns. The Company has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are no liens upon any of the Company's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against the Company.

3.05 Undisclosed Liabilities. Except to the extent listed in Schedule 3.05 attached hereto, or reflected or reserved against in the September 30, 2001 financial statements of the Company provided to the Buyers pursuant to Section 3.03 hereof, the Company, as of the date hereof, had no liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due. Further, neither the Seller nor the Company knows or has any reasonable ground to know of any basis for the assertion against the Company of any liability or obligation of any nature or in any amount not fully reflected or reserved against in the September 30, 2001, balance sheet or Schedule 3.05 attached hereto.

3.06 Absence of Certain Changes. The Company has not since September 30, 2001, and as of the Closing will not have:

(a) Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;

(b) Incurred any additional obligations or liabilities (whether absolute, accrued, contingent, or otherwise) which it either has not previously satisfied or will not satisfy at or before Closing;

(c) Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent, or otherwise) other than liabilities shown or reflected in the Company's September 30, 2001 balance sheet or liabilities incurred since September 30, 2001 and listed on Schedule 3.05 hereto;

(d) Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action; or

(e) Made any material change in any method of accounting or accounting practice.

3.07 Litigation. There are no actions, proceedings, or investigations pending or, to the knowledge of the Company or the Seller, threatened against the Company, and neither the Company nor the Seller knows or has any reason to know of any basis for any such action, proceedings, or investigation. There is no event or condition of any kind or character pertaining to the business, assets, or prospects of the Company that may materially and adversely affect such business, assets or prospects.

3.08 Disclosure. The Seller has disclosed to the Buyer all facts material to the assets, prospects, and business of the Company. No representation or warranty by the Seller contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyer pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with proper information as to the Company and its affairs.

3.09 SEC Filings. The Company filed a registration statement on Form 10SB under the Securities Exchange Act of 1934 on December 5, 2000, which, in accordance with Section 12(g) under such Act became effective on or about February 5, 2001. Thereafter, the Company has filed all periodical reports required to be filed with the Securities and Exchange Commission and as of the date hereof, is current in its filing obligations.

3.10 Full Disclosure. The Company and each of the persons executing this Agreement as a Seller have provided the Buyer with full disclosure of all material information known to them regarding the Company and the Shares. None of the representations and warranties made herein, or in any other certificate or memorandum furnished or to be furnished to Buyer by the Company or by any of the individuals executing this Agreement as Seller, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

IV. REPRESENTATIONS AND WARRANTIES BY THE BUYER.

The Buyer hereby represents and warrants as follows:

4.01 Organization, Capitalization, etc.

(a) Bancorp Intertrade Group, Inc, is a corporation, duly organized, validly existing, and in good standing under the laws of Nevada, and is qualified to do business in each jurisdiction in which such qualification is necessary.

(b) The authorized capital stock of the Bancorp Intertrade Group, Inc., consists of 10,000 shares of common stock of which 10,000 shares are validly issued and outstanding, fully paid and non-assessable.

4.02 Authority; No Violation. The execution and delivery of this Agreement by Bancorp Intertrade Group, Inc., and by the individuals listed in Exhibit A who have executed this Agreement as individual Buyers, and the consummation of the transactions contemplated hereby by Bancorp Intertrade Group, Inc., and by the individual Buyers have been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or bylaws of Bancorp Intertrade Group, Inc., or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which it or any of the individual Buyers is a party or by which it or any of the individual Buyers is bound.

4.03 Representations Regarding the Acquisition of the Shares.

(A) The Buyer understands that the shares constitute restricted securities as that term is defined in Rule 144 under the Securities Act of 1933 and that such shares may not be sold or transferred in the absence of a registration statement or an available exemption from registration;

(b) The Buyer understands the speculative nature and risks of investments associated with the Company and confirms that it is able to bear the risk of the investment, and that there may not be any public market for the Shares purchased herein;

(c) Neither the Company nor the Seller is under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares by the Buyer, and Buyer is solely responsible for determining the status, in its hands, of the shares acquired in the transaction and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Shares;

(d) The Buyer has had the opportunity to ask questions of the Company and the Seller and receive additional information from the Company to the extent that the Company possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company. Further, the Buyer has been given: (1) all material books and records of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all filings made with the SEC; and, (4) an opportunity to question the appropriate executive officers of the Company and each of the individuals comprising the Seller.

V. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

5.01 Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

5.02 Indemnification by Agent. The Company and the Seller hereby agree to indemnify the Buyer and hold it harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees), imposed upon or incurred by the Buyer resulting from a breach of any agreement, representation, or warranty of the Company or by the Seller, including, but not limited to, any undisclosed liabilities or obligations of the Company, whether known by Seller or not, as described in Section 3.05 of this Agreement. Assertion by the Buyer of its right to indemnification under this Section 5.02 shall not preclude the assertion by the Buyer of any other rights or the seeking of any other remedies against the Company or the Seller.

5.03 Indemnification by Buyer. The Buyer hereby agrees to indemnify the Seller and the Company, and hold them harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees), imposed upon or incurred by the Seller or the Company resulting from a breach of any agreement, representation, or warranty of the Buyer contained herein.

VI. ADDITIONAL CONDITIONS TO CLOSING

6.01 Obligation of Buyer to Close. Buyer shall not be obligated to close this transaction unless:

(a) Buyer is satisfied with the condition of the Company following a due diligence review of the books, records, business and affairs of the Company. The Company agrees to provide Buyer and its agents complete access to all of the Company's books, records and personnel for purposes of enabling Buyer to conduct its investigation.

(b) There are no material liabilities on the books of the Company, other than as disclosed in the Company's financial statements for September 30, 2001, or Schedule 3.05 hereto, and there are no undisclosed or contingent liabilities.

(c) There have been no changes in the Company's business or capitalization between the date of signing this Agreement and the date of Closing, other than as described herein in Section 3.01(b).

(d) The Company has completed and filed all documentation, reports, schedules and other information necessary to cause the Company to be in compliance with the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, including, but not limited to, a notice to shareholders regarding the proposed change in directors as required by Rule 14f-1.

(e) The current officers and directors of the Company shall have tendered their resignations effective as of the date of Closing, and the current directors shall have appointed persons designated by Buyers as successor members of the Board of Directors to fill the vacancies created by the resignation of the current directors.

6.02 Seller's Obligation to Close. Seller shall not be obligated to close this transaction unless:

(a) Following a due diligence review of the affairs of the Buyer and its proposed business plan, Seller is satisfied with its plan for completion of a business combination transaction involving the Company in accordance with Section 2.05 hereof.

(b) The Company shall have executed a Agreement for Share Exchange substantially in the form attached hereto as Exhibit D.

VII. SURVIVAL AND INDEMNIFICATION

7.01 Survival. The representations, warranties and covenants made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith shall survive the Closing and shall apply until the first anniversary of the Closing Date.

7.02 Indemnification. The Buyer shall indemnify, defend and hold harmless the Seller, the Company and its directors, officers, employees, agents, and representative and the Seller and the Company shall indemnify, defend and hold harmless the Buyer and its directors, officers, employees, agents and representative from and against any and all damages, claims, liabilities, losses, costs, response costs, expenses, obligations and deficiencies, including interest, penalties, and reasonable attorney's and other fees, arising out of or in any way connected to any breach by any party of any of the representations, warranties, covenants or agreements of such party set forth in this Agreement or in any Schedule(s) furnished by or on behalf of such party under this Agreement. The parties shall be entitled to indemnification hereunder only in respect of claims for which notice of claim shall have been given to the indemnifying party on or before 180 days from the Closing Date.

VIII. MISCELLANEOUS

8.01 Expenses. Each of the parties shall bear its own expenses incurred in conjunction with the Closing hereunder.

8.02 Further Assurances. From time to time, at the request of the Buyer and without further consideration, the Seller shall execute and transfer such documents and take such action as the Buyer may reasonably request in order to effectively consummate the transactions herein contemplated.

8.03 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

8.04 Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

8.05 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

8.06 Confidentiality. Each party hereby agrees that all information provided by the other party and identified as "confidential" will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement. If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession, or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

8.07 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) to the parties at their address specified herein, with a copy sent as follows:

If to the Seller:

c/o Gary S. Joiner, Esq.

Frascona, Joiner, Goodman & Greenstein, P.C.

4750 Table Mesa Drive

Boulder, Colorado 80305

If to the Buyer:

c/o Bernard Schnitzmler

125 Division Avenue, Apartment 4B

Brooklyn, NY 11211

8.08 Effect. In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

8.09 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Buyer, the Seller and the Company on the date first above written.

BUYER: BANCORP INTERTRADE GROUP, INC.

By: /S/ TOMMY K. HILL Tommy K. Hill, President

COMPANY: EASTON, INC.

By: /S/ JOSEPH PIOPPI Joseph Pioppi, President

SELLERS: MID-CONTINENTAL SECURITIES, INC.

By: /S/ MARK ANTHONY Mark Anthony, President

EXHIBIT B

TO

STOCK PURCHASE AGREEMENT

Dated February 15, 2002

Name of Selling Shareholder	Number of Shares Sold	Purchase Price
James Charles (1) 5150 TamiamiTrail North, Ste. 202 Naples, FL 34103	0	**
Glenn Little 211 West Wall Midland, Texas 79701	160,000	2,499.104
Mid-Continental Securities Corp. 5150 Tamiami Trail North, Ste. 202 Naples, FL 34103	892,920	13,946.874
Pacific Growth Investments, Ltd. c/o Pan Agr. International Corp. 515 Madison Avenue, 21st Fl. New York, NY 10022	160,774	2,511.193
Frank Pioppi 381 Revere Street Winthrop, MA	324,266	5,064.840
Joseph Pioppi (1) 5150 TamiamiTrail North, Ste. 202 Naples, FL 34103	300,000	4,685.820
Dominick Pope (1) 5150 Tamiami Trail North, Ste. 202 Naples, FL 34103	302,400	4,723.306
Elie Saltoun c/o Pan Agr. International Corp. 515 Madison Avenue, 21st Fl. New York, NY 10022	160,772	2,511.162
Michelle Suppes 5150 Tamiami Trail North, Ste. 202 Naples, FL 34103	900,000	14,057.460
TOTAL	3,201,132	$ 50,000.00

Exhibit 2.2

AGREEMENT FOR SHARE EXCHANGE

THIS AGREEMENT FOR SHARE EXCHANGE (this "Agreement") is dated as of February 15, 2002, by and among EASTON, INC., a Delaware corporation ("EASTON") and BANCORP INTERTRADE GROUP, INC., a Nevada corporation ("BANCORP").

RECITALS:

WHEREAS, EASTON and BANCORP desire to complete a share exchange transaction pursuant to which EASTON shall acquire all of the issued and outstanding common stock of BANCORP solely in exchange for the issuance of shares of voting stock of EASTON; and

WHEREAS, the Board of Directors of EASTON and the Board o f Directors of BANCORP have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with completion of the proposed share exchange transaction.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

THE EXCHANGE

1.1 The Exchange. At the Closing (as hereinafter defined), EASTON shall acquire all of the issued and outstanding common stock of BANCORP (other than "Dissenting Shares," if any, as that term is defined in Section 5.2(d) hereof). Consideration to be issued by EASTON in exchange for the BANCORP shares shall be the issuance of one (1) share of common stock of EASTON (the "Exchange Shares") for each share of BANCORP stock acquired. The Exchange shall take place upon the terms and conditions provided for in this Agreement and applicable state law. Exclusive of shares issuable in the future upon exercise of warrants, options, and/or any other rights to acquire shares of EASTON which may be outstanding following closing hereunder, immediately after such closing there shall be a total of approximately 4,011,416 shares of common stock of EASTON issued and outstanding. For Federal income tax purposes, it is intended that the Exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

1.2 Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. Such date shall be the date of Exchange (the "Effective Time").

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of EASTON. EASTON represents and warrants to BANCORP as follows:

(a) Organization, Standing and Power. EASTON is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure. As of the date of execution of this Agreement, the authorized capital stock of EASTON consists of 10,000,000 shares of Common Stock with a par value of $0.001 per share, or which 10,000,000 shares are currently issued and outstanding. Prior to closing hereunder, EASTON shall take such steps as may be necessary or appropriate to increase its authorized capital stock to 100,000,000 shares of common stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share. As of the date of closing hereunder, EASTON shall have no more than 4,001,416 shares of common stock and no shares of preferred stock issued and outstanding. The Exchange Shares to be issued pursuant to this Agreement will be, when issued pursuant to the terms of the resolution of the Board of Directors of EASTON approving such issuance, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as otherwise specified herein, as of the date of execution of this Agreement, there are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from EASTON at any time, or upon the happening of any stated event, any shares of the capital stock of EASTON whether or not presently issued or outstanding.

(c) Certificate of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of EASTON which have been delivered to BANCORP are true, correct and complete copies thereof. The minute book of EASTON, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of EASTON since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. EASTON has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of EASTON. No other corporate or shareholder proceedings on the part of EASTON are necessary to authorize the Exchange, or the other transactions contemplated hereby.

(e) Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of EASTON or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to EASTON which violation would have a material adverse effect on EASTON taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to EASTON in connection with the execution and delivery of this Agreement by EASTON or the consummation by EASTON of the transactions contemplated hereby.

(f) Books and Records. EASTON has made and will make available for inspection by BANCORP upon reasonable request all the books of EASTON relating to the business of EASTON. Such books of EASTON have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to BANCORP by EASTON are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws. EASTON is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h) SEC Filings. EASTON filed a registration statement on Form 10-SB under the Securities Exchange Act of 1934 on December 5, 2000, which, in accordance with Section 12(g) under such Act became effective on or about February 5, 2001. Thereafter, EASTON has filed all periodic reports required to be filed with the Securities and Exchange Commission and as of the date hereof, is current in its filing obligations.

(i) Financial Statements and Tax Returns. Copies of EASTON's audited financial statements for the fiscal year ended December 31, 2001, and of its tax return for the year 2000 have been delivered to BANCORP.

(j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of EASTON, threatened against or affecting EASTON which is reasonably likely to have a material adverse effect on EASTON, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EASTON having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Tax Returns. EASTON has duly filed any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted upon EASTON.

2.2 Representations and Warranties of BANCORP. BANCORP represents and warrants to EASTON as follows:

(a) Organization, Standing and Power. BANCORP is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure. The authorized capital stock of BANCORP consists of 10,000 shares of Common Stock with a par value of $0.001 per share. As of the date of execution of this Agreement, it has a total of 10,000 shares of common stock issued and outstanding. All outstanding shares of BANCORP stock are validly issued, fully paid and nonassessable and not subject to preemptive rights or other restrictions on transfer. All of the issued and outstanding shares of BANCORP were issued in compliance with all applicable securities laws. Except as otherwise specified herein, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from BANCORP at any time, or upon the happening of any stated event, any shares of the capital stock of BANCORP.

(c) Certificate of Incorporation, Bylaws and Minute Books. The copies of the Articles of Incorporation and of the other corporate documents of BANCORP which have been delivered to EASTON are true, correct and complete copies thereof. The minute books of BANCORP which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of BANCORP since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. BANCORP has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the holders of at least a majority of all issued and outstanding shares which are entitled to vote to approve the proposed transaction, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of BANCORP are necessary to authorize the Exchange and the other transactions contemplated hereby.

(e) Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of BANCORP or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BANCORP or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to BANCORP in connection with the execution and delivery of this Agreement by BANCORP, or the consummation by BANCORP of the transactions contemplated hereby.

(f) Financial Statements. Copies of BANCORP's audited/unaudited? financial statements for the years ended December 31, 2000 and December 31, 2001, have been delivered to EASTON.

(g) Books and Records. BANCORP has made and will make available for inspection by EASTON upon reasonable request all the books of account, relating to the business of BANCORP. Such books of account of BANCORP have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to EASTON by BANCORP are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(h) Compliance with Laws. BANCORP is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(i) Liabilities and Obligations. BANCORP has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the BANCORP financial statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

(j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of BANCORP threatened against or affecting BANCORP, which is reasonably likely to have a material adverse effect on BANCORP, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BANCORP having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Taxes. BANCORP has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and BANCORP has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. BANCORP knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefor.

(l) Licenses, Permits; Intellectual Property. BANCORP owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1 Covenants of BANCORP and EASTON. During the period from the date of this Agreement and continuing until the Effective Time, BANCORP and EASTON each agree as to themselves and their related entities that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

(a) Ordinary Course. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

(b) Dividends; Changes in Stock. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

(c) Issuance of Securities. Prior to Closing hereunder, it is anticipated that (i) EASTON shall increase its authorized stock to 100,000,000 shares of common stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share; (ii) Following the increase in its authorized stock, EASTON shall approve the issuance of a total of 10,007,080 shares of common stock for which it has previously received subscriptions, thereby increasing its issued and outstanding common stock to a total of 20,007,080 shares; and (iii) Following the increase in its issued and outstanding common stock, approve a 1:5 reverse split, thereby decreasing its issued and outstanding common stock from 20,007,080 shares to 4,001,416 shares. Except for securities issued as part of one of the specified transactions, no party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

(d) Governing Documents. Except as specified herein with respect to the contemplated increase in the authorized stock of EASTON, no party shall amend or propose to amend its Articles of Incorporation or Bylaws.

(e) No Dispositions. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

(f) Indebtedness. No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

3.2 Other Actions. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Restricted EASTON Shares. The Exchange Shares will not be registered under the Securities Act, but will be issued pursuant to an exemption from such registration requirements for transactions not involving a public offering. Accordingly, the Exchange Shares will constitute "restricted securities" for purposes of the Securities Act and applicable state securities laws and the holders of Exchange Shares will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or in reliance upon an available exemption therefrom. The certificates evidencing the Exchange Shares shall contain a legend to the foregoing effect and the holders of such shares shall deliver at Closing an Investment Letter acknowledging the fact that the Exchange Shares are restricted securities and agreeing to the foregoing transfer restrictions.

4.2 Access to Information. Upon reasonable notice, EASTON and BANCORP shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and, during such period, each of EASTON and BANCORP shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

4.3 Legal Conditions to Exchange. Each of EASTON and BANCORP shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Exchange. Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by EASTON or BANCORP or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

4.4 EASTON Board of Directors and Officers. The current officers and directors of EASTON shall resign as of the Closing Date and new officers and directors shall be elected.

ARTICLE V

CONDITIONS PRECEDENT

5.1 Conditions to Each Party's Obligation To Effect the Exchange. The respective obligations of each party to effect the Exchange shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

5.2 Conditions to Obligations of EASTON. The obligation of EASTON to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by EASTON:

(a) Representations and Warranties. The representations and warranties of BANCORP set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and EASTON shall have received a certificate signed on behalf of BANCORP by the President of BANCORP to such effect.

(b) Performance of Obligations of BANCORP. BANCORP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and EASTON shall have received a certificate signed on behalf of BANCORP by the President to such effect.

(c) Closing Documents. EASTON shall have received such certificates and other closing documents as counsel for EASTON shall reasonably request.

(d) Dissenting Shares. The number of shares of common stock of BANCORP with respect to which objections to the share exchange and demands for payment of the fair value thereof shall have been made in accordance with the provisions of Section 92A.300 to 92A.500 of the Nevada Revised Statutes, and with respect to which such demands shall not have been withdrawn with the consent of BANCORP and EASTON shall not exceed five percent (5%) of the number of shares entitled to object and make such demand.

(e) Consents. BANCORP shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of EASTON, individually or in the aggregate, have a material adverse effect on BANCORP and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. BANCORP shall also have received the approval of its shareholders in accordance with applicable law.

(f) Due Diligence Review. EASTON shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of BANCORP and shall not have determined that any of the representations or warranties of BANCORP contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that BANCORP is otherwise in violation of any of the provisions of this Agreement.

(g) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of EASTON, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against BANCORP, the consequences of which, in the judgment of EASTON, could be materially adverse to BANCORP.

5.3 Conditions to Obligations of BANCORP. The obligation of BANCORP to effect the Exchange is subject to the satisfaction of the following conditions unless waived by BANCORP:

(a) Representations and Warranties. The representations and warranties of EASTON set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, BANCORP shall have received a certificate signed on behalf of EASTON by the President to such effect.

(b) Performance of Obligations of EASTON. EASTON shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BANCORP shall have received a certificate signed on behalf of EASTON by the President to such effect.

(c) Shareholder Approval. Shareholders holding not less than a majority of all issued and outstanding shares of BANCORP which are entitled to vote to approve the proposed share exchange transaction shall have consented to or voted in favor of completion of the proposed transaction.

(d) Opinion of Counsel for EASTON. BANCORP shall have received an opinion dated the Closing Date from counsel for EASTON, in form and substance reasonably satisfactory to BANCORP and its counsel relating to such matters as are customarily delivered in connection with a Exchange transaction.

(e) Closing Documents. BANCORP shall have received such certificates and other closing documents as counsel for BANCORP shall reasonably request.

(f) Consents. EASTON shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

(g) Due Diligence Review. BANCORP shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of EASTON and shall not have determined that any of the representations or warranties of EASTON contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that EASTON is otherwise in violation of any of the provisions of this Agreement.

(h) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of BANCORP, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against EASTON the consequences of which, in the judgment of BANCORP, could be materially adverse to EASTON.

ARTICLE VI

TERMINATION AND AMENDMENT

6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual consent of EASTON and BANCORP;

(b) by either EASTON or BANCORP if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable; or

(c) by either EASTON or BANCORP if the Exchange shall not have been consummated before March 25, 2002.

6.2 Effect of Termination. In the event of termination of this Agreement by either BANCORP or EASTON as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, provided no amendment shall be made which by law requires approval by the shareholders of any party without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

6.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII

GENERAL PROVISIONS

7.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of three years from the date of this Agreement.

7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to EASTON, to:	5150 N. Tamiami Trail, Suite 202 Naples, Florida 34103
(b) If to BANCORP, to:	c/o Bernard Schnitzmler 125 Devision Avenue, Apt 4B Brooklyn, NY 11211 Telephone: 718-486-6038

7.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

7.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Delaware state court or any federal court in the State of Delaware in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

7.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

7.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that EASTON may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of such company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement for Share Exchange has been signed by the parties set forth below as of the date set forth above.

EASTON, INC.

By:/S/ JOSEPH PIOPPI Joseph Pioppi, President

BANCORP INTERTRADE GROUP, INC.

By: /S/ BERNARD SCHNITZLER Bernard Schnitzler, Secretary/ Treasurer